 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

 Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Integrated Rail and Resources Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On October 31, 2022, in connection with the mailing of the definitive proxy statement dated October 27, 2022 (the “Extension Proxy Statement”) of Integrated Rail and Resources Acquisition Corp. (the “Company”) and the solicitation of proxies with respect to the proposal to amend the Company’s charter to extend the period of time for the Company to complete a business combination (the “Extension”) from November 15, 2022 to May 15, 2023, and a proposal to amend the Company’s investment management trust agreement, dated November 11, 2021 with American Stock Transfer & Trust Company, LLC, to change the date on which the trustee must commence liquidation of the trust account established in connection with our IPO, to May 15, 2023, the following solicitation script was prepared for use by the Company in its communications with stockholders of the Company.

 SCRIPT

As you might have seen, Integrated Rail and Resources Acquisition Corp. (NYSE ticker: IRRX) has filed a Proxy Statement with the SEC with reference to a shareholder meeting on November 15th. The Proxy (link below) includes an Extension Proposal amending the date for the completion of an initial business combination from November 15th, 2022 to May 15th, 2023.

If approved, the sponsor has agreed to contribute the lesser of a) $400,000 or b) $0.033 for each public share not redeemed for each of the six calendar months after November 15th, 2022 that is needed to complete an initial business combination.

Integrated Rail and Resources Acquisition Corp. has also confirmed it will not utilize any funds from the Trust Account to pay any potential future excise taxes.

•             SEC Edgar link:
https://www.sec.gov/Archives/edgar/data/1854795/000114036122038653/ny20005561x3_def14a.htm

The management team of IRRX has been active and diligent in reviewing potential business combination opportunities, and entered into a non-binding letter of intent with a potential target on October 11th, 2022.

We are available over the coming weeks for a quick discussion on the process as needed. Please let us know if you are interested in a brief call and we can get it arranged.

About the Company

The Company (NYSE: IRRX) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Extension Proxy Statement, as well as other documents filed by the Company with the SEC, because these documents contain important information about the Company and the Extension. The Extension Proxy Statement was mailed to stockholders of the Company as of a record date of October 24, 2022, on or about October 27, 2022. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: KWAC.info@investor.morrowsodali.com.

Participants in Solicitation

The Company and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This document includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Extension, the Company’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” the Extension Proxy Statement under the heading “Risk Factors” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.